Exhibit 99.2

DEPARTMENT OF HEALTH AND HUMAN SERVICES

Food and Drug Administration Silver Spring MD 20993

IND ***

DENY -

BREAKTHROUGH THERAPY DESIGNATION

Provectus Pharmaceuticals,

Inc. Attention: Eric

Wachter, Ph.D. Chief

Technology Officer

7327 Oak Ridge Highway,

Suite A Knoxville, TN 37931

Dear Dr. Wachter:

Please refer to your Investigational New Drug Application (IND) submitted under section 505(i) of the Federal Food, Drug, and Cosmetic Act for “PV-10 (rose bengal disodium in 0.9% saline).”

We also refer to your March 21, 2014, request for Breakthrough Therapy designation for treatment of locally advanced cutaneous melanoma. Furthermore, we refer to our comments and information requests made via email communication on April 11, 2014, and to your amendment dated April 14, 2014, containing your responses to the April 11, 2014 communication.

We have reviewed your request and while we have determined that treatment of “locally advanced cutaneous melanoma” meets the criteria for a serious or life-threatening disease or condition, the preliminary clinical evidence you submitted does not indicate that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints. Therefore, designation as a Breakthrough Therapy cannot be granted at this time.

The preliminary clinical data provided in your request for Breakthrough Therapy designation are indicative of drug activity in the treatment of local, satellite or in-transit recurrence of malignant melanoma; however, the preliminary clinical data do not demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints. This determination is based on the paucity of data on endpoints indicative of clinical benefit (e.g., pain, infection, significant bleeding) and our inability to determine the clinical significance of the reduction in the size in one to 10 target lesions in patients with locally advanced melanoma, who may have additional untreated cutaneous, subcutaneous, or visceral sites of disease. The information provided on durability of response is also of unclear clinical

IND 70539

significance given the modifications to RECIST. Finally, there was also insufficient information provided in the package to ascertain improvement in or relief of tumor-related symptoms of pain, bleeding, or tumor ulceration. We acknowledge that a subset of patients with pre-treatment pain was identified, with summary data presented for two post-treatment time-points (at 8 and 13 weeks). However, from the information provided using visual analogue scale (VAS) for assessment of pain is incomplete as it did not capture pain throughout the course of treatment, no information on concomitant pain medications were provided, and it is not clear that the results observed were clinically significant, as no information was provided on validation of the VAS instrument used.

FDA previously communicated concerns regarding the development program and provided advice regarding the type of data that should be systematically collected to investigate the clinical benefit(s) of an intratumoral treatment of a subset of individual lesions in a systemic disease (malignant melanoma), as previously discussed at the April 8, 2010, March 7, 2011, and October 18, 2011, end-of-Phase 2 meetings and the December 16, 2013 General Guidance teleconference.

Please note that your request for Breakthrough Therapy designation was discussed with representatives from the Center for Drug Evaluation and Research (CDER) and from the Office of New Drugs (OND) and Office of Medical Policy (OMP) within CDER, who concurred with the Division’s assessment.

You may submit a new request if you obtain new clinical evidence that PV-10 demonstrates a substantial improvement over existing therapies on one or more clinically significant endpoints in the treatment of locally advanced cutaneous melanoma.

For further information regarding Breakthrough Therapy designation, refer to section 902 of the Food and Drug Administration Safety and Innovation Act (FDASIA) and the draft Guidance for Industry: Expedited Programs for Serious Conditions – Drugs and Biologics (http://www.fda.gov/downloads/Drugs/GuidanceComplianceRegulatoryInformation/Guidances/ UCM358301.pdf )

For further information regarding Fast Track, refer to the draft guidance noted in the above paragraph.

If you have any questions, contact ***, Regulatory Health Project Manager, at ***.

Sincerely,

{See appended electronic signature page}

Patricia Keegan, M.D. Director
Division of Oncology Products 2
Office of Hematology and Oncology Products Center for Drug Evaluation and Research

Reference ID: 3507777

This is a representation of an electronic record that was signed electronically and this page is the manifestation of the electronic signature.

/s/
PATRICIA KEEGAN
05/16/2014

***	Indicates a portion of this document has been omitted and filed separately with the Secretary of the United States Securities and Exchange Commission pursuant to Provectus Biopharmaceutical, Inc.’s, application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Reference ID: 3507777